Exhibit 99.1

Verona Pharma enters into Debt Facility of up to $400 Million with Oxford Finance and Hercules Capital

Strengthens financial flexibility to support the Company’s continued growth

LONDON and RALEIGH, N.C., January 2, 2024 – Verona Pharma plc (Nasdaq: VRNA) (“Verona Pharma”), announces it and its wholly-owned subsidiary, Verona Pharma, Inc. (the “Company”), have entered into a debt financing facility (“debt facility”) providing the Company with access to up to $400 million from funds managed by Oxford Finance LLC (“Oxford”) and Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) (collectively, the “Lenders”). The debt facility provides non-dilutive capital and further financial flexibility to support Verona Pharma’s continued growth, including the planned commercial launch of ensifentrine, Verona Pharma’s first-in-class product candidate, which is under review by the US Food and Drug Administration for the maintenance treatment of chronic obstructive pulmonary disease (“COPD”). The debt facility replaces the existing facility of up to $150 million with an affiliate of Oxford.

Under the terms of the debt facility, the Company drew $50 million at closing, and may draw, subject to certain conditions precedent, an additional $100 million upon approval of ensifentrine, $150 million in two separate tranches upon achievement of certain net sales milestones and, subject to the approval of the Lenders, $100 million to support strategic initiatives. Verona Pharma will pay only interest on the outstanding loans under the debt facility for the first 53 months with the outstanding principal of the loans under the debt facility amortized over the subsequent 7 months. The $20 million drawn and fees and associated costs due to Oxford on the discharge of the existing debt facility will be paid to Oxford on closing of the debt facility.

“We are pleased to have secured access to this expanded and flexible facility with Oxford, who has trusted us with debt finance over the past year, and having Hercules join as an additional financing partner. This new facility, along with our existing cash, which was $257.4 million at September 30, 2023, provides us with additional financial flexibility to support Verona Pharma’s continued growth, including the planned launch of ensifentrine in the US, if approved,” said David Zaccardelli, Pharm. D., President and Chief Executive Officer. “We look forward to the Prescription Drug User Fee Act (“PDUFA”) target action date of June 26, 2024.”

“We are thrilled to announce our expanded financial support for our existing client, Verona Pharma,” said Adam K. Soller, Managing Director at Oxford. “As we anticipate their first potential approval of the company’s lead product candidate, ensifentrine, for the maintenance treatment of patients with COPD, our increased loan facility underscores our commitment to advancing ground-breaking solutions for respiratory health.”

“We are excited to collaborate with Verona Pharma as they take the next step in their important mission of bringing a novel treatment to COPD patients worldwide,” said Michael McMahon, Director of Healthcare and Life Sciences with Hercules. “Verona Pharma has many of the underpinnings Hercules looks for when partnering with companies: the combination of an experienced team, a novel, efficacious treatment and, most importantly, the potential to address a large, underserved patient population,” added Kristen Kosofsky, Senior Managing Director of Healthcare and Life Sciences with Hercules.

For further information please contact:

Verona Pharma plc	US Tel: +1-833-417-0262 UK Tel: +44 (0)203 283 4200
Victoria Stewart, Senior Director of Investor Relations and Communications	IR@veronapharma.com
Argot Partners US Investor Enquiries	Tel: +1-212-600-1902 verona@argotpartners.com
Ten Bridge Communications International / US Media Enquiries	Tel: +1-312-523-5016 tbcverona@tenbridgecommunications.com
Leslie Humbel

About Verona Pharma

Verona Pharma is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for the treatment of chronic respiratory diseases with significant unmet medical needs. If successfully developed and approved, Verona Pharma’s product candidate, ensifentrine, has the potential to become the first non-steroidal therapy for the treatment of respiratory diseases that combines bronchodilator and anti-inflammatory activities in one molecule. The Company has evaluated nebulized ensifentrine in its Phase 3 clinical program ENHANCE (“Ensifentrine as a Novel inHAled Nebulized COPD thErapy”) for COPD maintenance treatment. Ensifentrine met the primary endpoint in both ENHANCE-1 and ENHANCE-2 trials demonstrating statistically significant and clinically meaningful improvements in lung function. In addition, ensifentrine substantially reduced the rate and risk of COPD exacerbations in pooled analysis from ENHANCE-1 and ENHANCE-2. In the third quarter of 2023, the US Food and Drug Administration accepted for review the Company’s NDA for ensifentrine for the maintenance treatment of patients with COPD and assigned a PDUFA target action date of June 26, 2024. Two additional formulations of ensifentrine have been evaluated in Phase 2 trials for the treatment of COPD: dry powder inhaler (“DPI”) and pressurized metered-dose inhaler (“pMDI”). Ensifentrine has potential applications in cystic fibrosis, non-cystic fibrosis bronchiectasis, asthma and other respiratory diseases. For more information, please visit www.veronapharma.com

About Oxford Finance LLC

Oxford Finance LLC is a specialty finance firm providing senior secured loans to public and private life sciences and healthcare services companies worldwide. For over 20 years, Oxford has delivered flexible financing solutions to over 700 companies, allowing borrowers to maximize their equity by leveraging their assets. Since 2002, Oxford has originated more than $11 billion in loans. Oxford is headquartered in Alexandria, Virginia, with additional offices serving the greater San Diego, San Francisco, Boston and New York City metropolitan areas. For more information, visit https://oxfordfinance.com.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $18 billion to over 640 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the debt facility providing non-dilutive capital and further financial flexibility to support Verona Pharma’s continued growth, including the planned commercial launch of ensifentrine, statements regarding the future availability of future draws under the debt facility, the potential for ensifentrine to be the first therapy for the treatment of respiratory diseases to combine bronchodilator and non-steroidal anti-inflammatory benefits in one compound, and the potential of ensifentrine in the treatment of cystic fibrosis, non-cystic fibrosis bronchiectasis, asthma and other respiratory diseases, as well as the potential of the DPI and pMDI formulations of ensifentrine.

These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from our expectations expressed or implied by the forward-looking statements, including, but not limited to, the following: our limited operating history; our need for additional funding to complete development and commercialization of ensifentrine, which may not be available and which may force us to delay, reduce or eliminate our development or commercialization efforts; the reliance of our business on the success of ensifentrine, our only product candidate under development; economic, political, regulatory and other risks involved with international operations; the lengthy and expensive process of clinical drug development, which has an uncertain outcome; serious adverse, undesirable or unacceptable side effects associated with ensifentrine, which could adversely affect our ability to develop or commercialize ensifentrine; we may not be successful in developing ensifentrine for multiple indications; our ability to obtain approval for and commercialize ensifentrine in multiple major pharmaceutical markets; misconduct or other improper activities by our employees, consultants, principal investigators, third-party service providers and licensees; our inability to realize the anticipated benefits under licenses granted by us to third parties to develop and commercialize ensifentrine, our future growth and ability to compete depends on retaining our key personnel and recruiting additional qualified personnel; material differences between our “top-line” data and final data; our reliance on third parties, including clinical research organizations, clinical investigators, manufacturers and suppliers, and the risks related to these parties’ ability to successfully develop and commercialize ensifentrine; lawsuits related to patents covering ensifentrine and the potential for our patents to be found invalid or unenforceable; lawsuits related to our licensing of patents and know-how with third parties for the development and commercialization of ensifentrine; changes in our tax rates, unavailability of certain tax credits or reliefs or exposure to additional tax liabilities or assessments could affect our profitability, and audits by tax authorities could result in additional tax payments for prior periods; and our vulnerability to natural disasters, global economic factors, geo-political actions and unexpected events, including health epidemics or pandemics like the COVID-19 pandemic, and conflicts such as the Russia-Ukraine conflict, which has and may continue to adversely impact our business. These and other important factors under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.